EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS ANNOUNCES STRATEGIC INITIATIVES
Reports First Quarter 2019 Financial Results and Cash Distribution

KILGORE, Texas, April 24, 2019 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") announced today strategic initiatives designed to strengthen the balance sheet by reducing leverage and allowing the Partnership to retain earnings to fund growth opportunities. These initiatives consist of:

•	The previously announced marketing of the Partnership’s gas storage assets.

•	The active negotiation of the sale of certain non-core assets and/or businesses.

•	The announcement of the Partnership’s quarterly cash distribution of $0.25 per unit or $1.00 per unit on an annual basis.

"As we have stated for multiple quarters, the Partnership is committed to strengthening our balance sheet, reducing leverage and increasing our coverage ratio. The cash distribution announcement today, while difficult, assists us as we move forward toward those goals", said Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership. "The decision was not made lightly or without considerable debate, as I, as well as the other members of our Board and Executive Management team, realize the implications of such a decision for our unitholders and our Partnership. However, this decision allows us to retain approximately $39.3 million annually enhancing the Partnership’s financial flexibility to pursue desirable growth opportunities that build long-term value for our unitholders."

The Partnership also announced today its financial results for the first quarter of 2019. The Partnership reported a net loss for the first quarter 2019 of $3.7 million, a loss of $0.09 per limited partner unit. The Partnership had a net income from continuing operations for the first quarter 2018 of $13.5 million, or $0.29 per limited partner unit.

"In the first quarter of 2019, the Partnership earned adjusted EBITDA of $30.8 million, which was below guidance by approximately $7.1 million," said Mr. Martin. "Through most of the quarter we experienced extreme weather patterns throughout our geographic footprint that negatively impacted the majority of our business segments.

"Beginning with Sulfur Services, the segment missed guidance by approximately $3.0 million as the fertilizer business experienced weak sales activity up through mid-March as farmers were not able to plant acreage due to weather related disruptions affecting field conditions. Fertilizer activity did increase in late March and we believe will continue to accelerate into the second quarter as the agricultural market deals with a shorter planting season. Within the Natural Gas Services segment, warm winter weather drove propane sales volumes lower than estimated and the weak butane pricing environment that began in the fourth quarter of 2018 carried over into the first quarter of 2019, contributing to an approximate $2.8 million miss for the segment when compared to guidance. And finally, our Transportation and Terminalling and Storage segments modestly missed guidance by approximately $0.6 million and $0.7 million, respectively.

"Based on this performance, the Partnership's distributable cash flow from continuing operations for the first quarter of 2019 was approximately $9.6 million. Distributable cash flow was also negatively affected by approximately $1.9 million of maintenance capital expenditures planned for the second quarter of 2019 that were accelerated into the first quarter for scheduling purposes."

Revenues for the first quarter 2019 were $251.0 million compared to the first quarter 2018 of $307.1 million.

The Partnership had net income from discontinued operations related to its previously owned investment in West Texas LPG Pipeline for the three months ended March 31, 2018 of $1.5 million, or $0.04 per limited partner unit.  Distributable cash flow and adjusted EBITDA from discontinued operations were $1.4 million for the three months ended March 31, 2018.

Distributable cash flow, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three months ended March 31, 2019 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on April 26, 2019.

An attachment accompanying this announcement is attached to this 8-K as Exhibit 99.2.

Investors' Conference Call

A conference call to review the first quarter results will be held on Thursday, April 25, 2019 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695. For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 7797871. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) natural gas services, including liquids transportation and distribution services and natural gas storage; (2) terminalling, storage and packaging services for petroleum products and by-products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2019	December 31, 2018[1]
	(Unaudited)	(Unaudited)
Assets
Cash	$227	$300
Accounts and other receivables, less allowance for doubtful accounts of $675 and $576, respectively	77,420	90,757
Product exchange receivables	181	166
Inventories (Note 6)	70,541	86,207
Due from affiliates	27,035	18,845
Fair value of derivatives (Note 10)	150	4
Other current assets	7,135	6,106
Assets held for sale (Note 4)	5,502	5,652
Total current assets	188,191	208,037

Property, plant and equipment, at cost	1,311,020	1,311,573
Accumulated depreciation	(498,138)	(487,840)
Property, plant and equipment, net	812,882	823,733

Goodwill	17,785	17,785
Right-of-use assets (Note 9)	28,109	—
Deferred income taxes, net (Note 19)	24,412	—
Other assets, net (Note 10)	23,689	24,073
Total assets	$1,095,068	$1,073,628

Liabilities and Partners’ Capital
Current installments of long-term debt and finance lease obligations (Notes 8 and 9)	$406,650	$5,409
Trade and other accounts payable	76,488	65,723
Product exchange payables	14,234	13,237
Due to affiliates	4,103	2,135
Income taxes payable	989	445
Other accrued liabilities (Note 10)	22,150	24,802
Total current liabilities	524,614	111,751

Long-term debt and finance lease obligations, net (Notes 8 and 9)	377,976	662,731
Operating lease liabilities (Note 9)	19,734	—
Other long-term obligations	8,953	10,714
Total liabilities	931,277	785,196

Commitments and contingencies (Note 16)
Partners’ capital (Note 12)	163,791	288,432
Total partners’ capital	163,791	288,432
Total liabilities and partners' capital	$1,095,068	$1,073,628
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to Martin Transport, Inc. ("MTI") acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2019	2018[1]
Revenues:
Terminalling and storage *	$23,104	$24,047
Transportation *	37,795	34,359
Natural gas services*	10,934	15,356
Sulfur services	2,859	2,787
Product sales: *
Natural gas services	116,474	159,162
Sulfur services	28,734	34,900
Terminalling and storage	31,067	36,463
	176,275	230,525
Total revenues	250,967	307,074

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	106,190	138,638
Sulfur services *	19,696	22,218
Terminalling and storage *	26,871	31,980
	152,757	192,836
Expenses:
Operating expenses *	56,656	56,934
Selling, general and administrative *	11,144	10,939
Depreciation and amortization	18,982	19,990
Total costs and expenses	239,539	280,699

Other operating loss	(720)	8
Operating income (loss)	10,708	26,383

Other income (expense):
Interest expense, net	(13,671)	(12,730)
Other, net	3	—
Total other expense	(13,668)	(12,730)

Net income (loss) before taxes	(2,960)	13,653
Income tax expense	(696)	(149)
Income (loss) from continuing operations	(3,656)	13,504
Income from discontinued operations, net of income taxes	—	1,532
Net income (loss)	(3,656)	15,036
Less general partner's interest in net (income) loss	73	(256)
Less pre-acquisition (income) allocated to the general partner	—	(2,218)
Less (income) loss allocable to unvested restricted units	2	(8)
Limited partners' interest in net income (loss)	$(3,581)	$12,554

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2019	2018[1]
Revenues:*
Terminalling and storage	$18,972	$20,008
Transportation	5,643	6,693
Product Sales	421	624
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,574	2,848
Terminalling and storage	5,909	5,579
Expenses:
Operating expenses	22,536	23,088
Selling, general and administrative	8,535	7,926

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2019	2018[1]
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(3,581)	$11,054
Discontinued operations	—	1,500
	$(3,581)	$12,554
General partner interest:
Continuing operations	$(73)	$225
Discontinued operations	—	31
	$(73)	$256

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.09)	$0.29
Discontinued operations	—	0.04
	$(0.09)	$0.33
Weighted average limited partner units - basic	38,682	38,621
Diluted:
Continuing operations	$(0.09)	$0.29
Discontinued operations	—	0.03
	$(0.09)	$0.32
Weighted average limited partner units - diluted	38,682	38,630

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

		Partners’ Capital
	Parent Net Investment[1]	Common Limited		General Partner Amount
		Units	Amount		Total
Balances - January 1, 2018	$24,240	38,444,612	$290,927	$7,314	$322,481
Net income	2,218	—	12,562	256	15,036
Issuance of common units, net	—	—	(101)	—	(101)
Issuance of restricted units	—	633,425	—	—	—
Forfeiture of restricted units	—	(7,000)	—	—	—
Cash distributions	—	—	(19,213)	(392)	(19,605)
Deemed distribution to Martin Resource Management Corporation	(2,342)	—	—	—	(2,342)
Unit-based compensation	—	—	132	—	132
Purchase of treasury units	—	(18,800)	(273)	—	(273)
Excess purchase price over carrying value of acquired assets	—	—	(26)	—	(26)
Balances - March 31, 2018	$24,116	39,052,237	$284,008	$7,178	$315,302

Balances - January 1, 2019	$23,720	39,032,237	$258,085	$6,627	$288,432
Net loss	—	—	(3,583)	(73)	(3,656)
Issuance of restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(118,087)	—	—	—
Cash distributions	—	—	(19,221)	(392)	(19,613)
Unit-based compensation	—	—	352	—	352
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Contribution to parent	(23,720)	—	—	—	(23,720)
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Balances - March 31, 2019	$—	38,899,590	$157,629	$6,162	$163,791

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2019	2018[1]
Cash flows from operating activities:
Net income (loss)	$(3,656)	$15,036
Less: Income from discontinued operations, net of income taxes	—	(1,532)
Net income (loss) from continuing operations	(3,656)	13,504
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,982	19,990
Amortization of deferred debt issuance costs	895	819
Amortization of premium on notes payable	(77)	(77)
Deferred taxes	369	—
Loss on sale of property, plant and equipment	720	(8)
Derivative loss	239	(2,470)
Net cash received (paid) for commodity derivatives	(385)	2,316
Unit-based compensation	352	132
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	13,335	22,120
Product exchange receivables	(15)	(46)
Inventories	15,665	23,306
Due from affiliates	(7,384)	(1,844)
Other current assets	(250)	(931)
Trade and other accounts payable	10,933	(2,711)
Product exchange payables	997	(1,551)
Due to affiliates	1,162	(2,181)
Income taxes payable	544	149
Other accrued liabilities	(11,038)	(13,234)
Change in other non-current assets and liabilities	(785)	609
Net cash provided by continuing operating activities	40,603	57,892
Net cash provided by discontinued operating activities	—	1,437
Net cash provided by operating activities	40,603	59,329

Cash flows from investing activities:
Payments for property, plant and equipment	(6,973)	(16,557)
Acquisitions	(23,720)	—
Payments for plant turnaround costs	(3,827)	—
Proceeds from sale of property, plant and equipment	574	(32)
Net cash used in continuing investing activities	(33,946)	(16,589)
Net cash used in discontinuing investing activities	—	(1,739)
Net cash used in investing activities	(33,946)	(18,328)

Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(89,255)	(101,261)
Proceeds from long-term debt	205,000	84,000
Proceeds from issuance of common units, net of issuance related costs	—	(101)
Purchase of treasury units	(392)	(273)
Deemed distribution to Martin Resource Management Corporation	—	(2,342)
Payment of debt issuance costs	(77)	(1,236)
Excess purchase price over carrying value of acquired assets	(102,393)	(26)
Cash distributions paid	(19,613)	(19,605)
Net cash used in financing activities	(6,730)	(40,844)

Net increase (decrease) in cash	(73)	157
Cash at beginning of period	300	89
Cash at end of period	$227	$246
Non-cash additions to property, plant and equipment	$2,001	$1,905

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,		Variance	Percent Change
	2019	2018
	(In thousands, except BBL per day)
Revenues:
Services	$24,800	$25,503	$(703)	(3)%
Products	31,092	36,480	(5,388)	(15)%
Total revenues	55,892	61,983	(6,091)	(10)%

Cost of products sold	28,277	33,502	(5,225)	(16)%
Operating expenses	13,353	13,447	(94)	(1)%
Selling, general and administrative expenses	1,349	1,256	93	7%
Depreciation and amortization	7,837	10,159	(2,322)	(23)%
	5,076	3,619	1,457	40%
Other operating income	10	—	10
Operating income	$5,086	$3,619	$1,467	41%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$10,934	$15,356	$(4,422)	(29)%
Products	116,474	159,163	(42,689)	(27)%
Total revenues	127,408	174,519	(47,111)	(27)%

Cost of products sold	111,309	143,748	(32,439)	(23)%
Operating expenses	6,513	5,780	733	13%
Selling, general and administrative expenses	2,044	3,007	(963)	(32)%
Depreciation and amortization	4,707	5,301	(594)	(11)%
	2,835	16,683	(13,848)	(83)%
Other operating income	6	—	6
Operating income	$2,841	$16,683	$(13,842)	(83)%

NGL sales volumes (Bbls)	2,907	3,441	(534)	(16)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$2,859	$2,787	$72	3%
Products	28,734	34,900	(6,166)	(18)%
Total revenues	31,593	37,687	(6,094)	(16)%

Cost of products sold	21,566	23,987	(2,421)	(10)%
Operating expenses	2,163	2,912	(749)	(26)%
Selling, general and administrative expenses	1,178	1,035	143	14%
Depreciation and amortization	2,868	2,064	804	39%
	3,818	7,689	(3,871)	(50)%
Other operating loss	—	(2)	2	100%
Operating income	$3,818	$7,687	$(3,869)	(50)%

Sulfur (long tons)	109	176	(67)	(38)%
Fertilizer (long tons)	67	88	(21)	(24)%
Total sulfur services volumes (long tons)	176	264	(88)	(33)%

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues	$45,186	$41,937	$3,249	8%
Operating expenses	35,265	35,440	(175)	—%
Selling, general and administrative expenses	2,085	1,416	669	47%
Depreciation and amortization	3,570	2,466	1,104	45%
	$4,266	$2,615	$1,651	63%
Other operating income (loss)	(736)	10	(746)	(7,460)%
Operating income	$3,530	$2,625	$905	34%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2019 and 2018, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2019	2018[1]
	(in thousands)
Net income (loss)	$(3,656)	$15,036
Less: Income from discontinued operations, net of income taxes	—	(1,532)
Income (loss) from continuing operations	(3,656)	13,504
Adjustments:
Interest expense, net	13,671	12,730
Income tax expense	696	149
Depreciation and amortization	18,982	19,990
EBITDA	29,693	46,373
Adjustments:
(Gain) loss on sale of property, plant and equipment	720	(8)
Unrealized mark-to-market on commodity derivatives	(147)	(154)
Transaction costs associated with acquisitions	184	—
Unit-based compensation	352	132
Adjusted EBITDA	30,802	46,343
Adjustments:
Interest expense, net	(13,671)	(12,730)
Income tax expense	(696)	(149)
Amortization of debt premium	(77)	(77)
Amortization of deferred debt issuance costs	895	819
Deferred income taxes	369	—
Payments for plant turnaround costs	(3,827)	—
Maintenance capital expenditures	(4,195)	(6,002)
Distributable Cash Flow	$9,600	$28,204

Income from discontinued operations	$—	$1,532
Adjustments:
Equity in earnings	—	(1,595)
Distributions from unconsolidated entities	—	1,500
Adjusted EBITDA and Distributable Cash Flow from Discontinued Operations	$—	$1,437

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.